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As filed with the Securities and Exchange Commission on February 2, 2004

Registration Statement No. 333-108065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2511877 (I.R.S. Employer Identification No.)
1375 Peachtree St., Atlanta, Georgia 30309 (Address of Principal Executive Offices) (Zip Code)

EarthLink, Inc.
Equity Plan for Non-Employee Directors
(Full title of the plan)

Charles G. Betty
Chief Executive Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(Name and address of agent for service)

(404) 815-0770
(Telephone number, including area code, of agent for service)

Copies of Communications to:

Scott M. Hobby, Esq.
David M. Carter, Esq.
Hunton & Williams
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, GA 30308-2216

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)

Common Stock, $.01 par value per share ("Common Stock"), including rights to purchase the Registrant's Series D Junior Preferred Stock, $.01 par value per share ("Rights")(4)	600,000 shares	$6.86	$4,116,000.00	$332.98

(1)
This registration statement covers 600,000 additional shares of Common Stock issuable under the EarthLink, Inc. Equity Plan for Non-Employee Directors, formerly known as the Stock Option Plan for Non-Employee Directors (the "Director Plan"), by virtue of an amendment to the Director Plan increasing the number of shares issuable under the Director Plan from 350,000 to 950,000.
(2)
Calculated pursuant to Rule 457(c) on the basis of $6.86 per share, which was the average of the high and low prices of the Common Stock ($7.05 and $6.66, respectively) as quoted on the Nasdaq National Market on August 11, 2003.
(3)
The registration fee was previously paid in connection with the Registrant's Registration Statement on Form S-8 No. 333-108065.
(4)
The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. The value attributed to the Rights, if any, is reflected in the market price of the Common Stock.

EXPLANATION STATEMENT

        This Post-Effective Amendment No. 1 to Registration Statement (No. 333-108065) is being filed by EarthLink, Inc. (the "Company") with respect to 300,000 shares of the Company's common stock, $0.01 par value (the "Common Stock") covered by the Registration Statement. The purpose of this Post-Effective Amendment is to reflect that the Company may issue up to 300,000 of the 950,000 shares of Common Stock issuable under the Company's Equity Plan for Non-Employee Directors (the "Director Plan") to directors and certain key employees pursuant to the EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (the "Deferred Compensation Plan"). Such shares of Common Stock would be issued in satisfaction of the Company's deferred compensation obligations (the "Obligations") under the Deferred Compensation Plan. All of the Obligations are payable solely in the form of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to directors of the Company as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

  (1)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (as amended).

  (2)
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

  (3)
  The Company's Current Reports on Form 8-K dated April 3, 2003, October 29, 2003 and November 20, 2003.

  (4)
  The description of our common stock contained in our Registration Statement on Form 8-A, including information incorporated by reference from our Registration Statement on Form S-4 (Registration No. 333-94177), filed with the SEC on January 7, 2000.

        All documents the Company files with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Post-Effective Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.

ADDITIONAL INFORMATION

        The Director Plan was amended, including in order to reserve an additional 600,000 shares of the Company's Common Stock for issuance thereunder and to permit the use of up to 300,000 of these shares for grants of restricted stock and restricted stock units thereunder and the issuance of shares of Common Stock for deferred stock benefits. On May 27, 2003, at the Annual Meeting of Stockholders of the Company, the stockholders of the Company approved the amendments to the Director Plan. As of August 18, 2003, the date of the filing of the Registration Statement, 670,000 shares of Common Stock remain available for issuance under the Director Plan.

Item 8.    Exhibits.

Exhibit No.
3.1	Second Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
4.3	Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (contained in Exhibit 3.1).
4.4	EarthLink, Inc. Equity Plan for Non-Employee Directors, as amended (filed herewith).
4.5	EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (filed herewith).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed).
23.1	Consent of Hunton & Williams LLP (previously filed).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (previously filed).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of February, 2004.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Charles G. Betty Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles G. Betty and Lee Adrean, and both of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)	February 2, 2004
/s/ LEE ADREAN Lee Adrean	Executive Vice President and Chief Financial Officer (principal financial officer)	February 2, 2004
/s/ KEVIN M. DOTTS Kevin M. Dotts	Vice President Finance (principal accounting officer)	February 2, 2004
/s/ SKY D. DAYTON* Sky D. Dayton	Chairman of the Board of Directors	February 2, 2004
/s/ MARCE FULLER* Marce Fuller	Director	February 2, 2004
/s/ ROBERT M. KAVNER* Robert M. Kavner	Director	February 2, 2004
/s/ LINWOOD A. LACY, JR.* Linwood A. Lacy, Jr.	Director	February 2, 2004
/s/ THOMAS E. WHEELER* Thomas E. Wheeler	Director	February 2, 2004
*By:	/s/ LEE ADREAN Lee Adrean Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
3.1	Second Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
4.3	Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (contained in Exhibit 3.1).
4.4	EarthLink, Inc. Equity Plan for Non-Employee Directors, as amended (filed herewith).
4.5	EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (filed herewith).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed).
23.1	Consent of Hunton & Williams LLP (previously filed).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (previously filed).

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EXPLANATION STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
ADDITIONAL INFORMATION
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX